March 30, 2005

Security and Exchange Commission

Division of Corporation Finance

450 Fifth Street, N.W.

Washington, DC 20549

Re:               Filtering Associates, Inc.

SEC File No.      000-50004

Gentlemen:

We have read Item 4.01 for Form 8-K of Filtering Associates, Inc. dated March 30, 2005 and agree with the statements concerning our Firm contained therein.



Sincerely,


/s/ Lesley, Thomas, Schwarz & Postma, Inc.
Lesley, Thomas, Schwarz & Postma, Inc.